Exhibit 99.4
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Overview
     On April 30, 2009, we completed our acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the “Second Territory Business”). We acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006.
     The unaudited pro forma condensed combined financial statements (the “Financial Statements”) reflect our acquisition of the Second Territory Business, as well as our prior acquisition of Matria Healthcare, Inc. (“Matria”) in May 2008. The Financial Statements are based on the respective historical consolidated financial statements and the notes thereto of Inverness, the Second Territory Business and Matria. All acquisitions are reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the Financial Statements.
     For purposes of preparing the Financial Statements, historical financial information of Inverness, the Second Territory Business and Matria is presented for the year ended December 31, 2008 and, with respect to Inverness and the Second Territory Business, for the three months ended March 31, 2009. The historical financial information of the Second Territory Business included in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 represents the pre-acquisition results of the Second Territory Business. The historical financial information of Matria included in the accompanying unaudited pro forma condensed statement of operations for the year ended December 31, 2008 includes results of operations for the pre-acquisition period ended May 8, 2008, which represents the historical pre-acquisition results of Matria. Actual operating results of Matria are included in Inverness’ historical financial results from the date of the acquisition.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 assume that the acquisition of the Second Territory Business and the acquisition of Matria occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet assumes that the acquisition of the Second Territory Business occurred on March 31, 2009. The historical Inverness balance sheet as of March 31, 2009 reflects the acquisition of Matria.
     The Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that would have been realized had the acquisitions of the Second Territory Business or Matria been consummated as of January 1, 2008 or March 31, 2009. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Financial Statements that management of Inverness believes are reasonable in the circumstances.
     The Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the three months ended March 31, 2009 and our previously filed Forms 8-K.
     The following is a more complete explanation of the completed transactions reflected in the unaudited pro forma condensed combined financial statements.

Acquisition of the Second Territory Business
     On April 30, 2009, we completed our acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the “Second Territory Business”). We acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006. In connection with the closing of the acquisition of the Second Territory Business, we delivered an initial payment of $80.0 million in cash to ACON. The remaining aggregate purchase price is expected to be paid in several installments with approximately eighty-five percent (85%) of the purchase price (the “Initial Purchase Price Amount”) being paid by the end of the third quarter or the beginning of the fourth quarter 2009. On July 1, 2009, the Company will pay an amount equal to 35% of the Initial Purchase Price Amount in cash or shares of the Company’s common stock. Portions of the Initial Purchase Price Amount paid after the closing date will bear interest at a rate of four percent (4%) per annum. The remainder of the purchase price will be due in two final installments, each comprising 7.5% of the total purchase price, on the dates fifteen (15) and thirty (30) months after the closing. These amounts do not bear interest and may be paid in cash or a combination of cash (not less than approximately seventy-one percent (71%) of each payment) and shares of the Company’s common stock (not more than approximately twenty-nine percent (29%) of each payment). For purposes of the preparing the Financial Statements, the preliminary aggregate purchase price for the Second Territory Business, including the $80.0 million initial payment described above, will be approximately $190.8 million, comprised of approximately $133.4 million in cash and shares of our common stock with an estimated value of $57.4 million.
Acquisition of Matria
     On May 9, 2008, we completed our acquisition of Matria, for consideration per share of (i) $6.50 in cash and (ii) convertible preferred stock of Inverness having a stated value of $32.50 per share (convertible at $69.32, as calculated by dividing the $400 per share liquidation preference by the 5.7703 conversion rate) or, at the election of Inverness, $39.00 in cash. The convertible preferred stock was issued in a tax-deferred transaction and provides for a three percent dividend. The total transaction consideration was approximately $1.1 billion, consisting of approximately $834.6 million to acquire the Matria shares of common stock and options and assumption of approximately $279.2 million of Matria’s indebtedness outstanding. Matria, headquartered in Marietta, Georgia, is a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. Through its Health Enhancement and Women’s and Children’s Health divisions, Matria provides services to more than 1,000 employers and managed care organizations.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2009
(in 000s, except per share amounts)

		Pro Forma Adjustments
		The Second	The Second
		Territory Business	Territory Business		Pro forma
	Inverness	Historical	Adjustments		Combined Company

Net product sales and services revenue	$434,800	$10,398	$—		$445,198
License and royalty revenue	9,060	—	—		9,060

Net revenue	443,860	10,398	—		454,258
Cost of net revenue	209,658	4,857	366	H, N	214,881

Gross profit	234,202	5,541	(366)		239,377

Operating expenses:
Research and development	27,052	146	—		27,198
Sales and marketing	99,444	220	3,253	H	102,917
General and administrative	79,552	881	—		80,433

Total operating expenses	206,048	1,247	3,253		210,548

Operating income (loss)	28,154	4,294	(3,619)		28,829
Interest and other income (expense), net	(20,671)	87	(272)	P	(20,856)

Income (loss) before income taxes	7,483	4,381	(3,891)		7,973
Income tax (benefit) provision	3,689	—	172	M	3,861
Equity earnings of unconsolidated entities, net of tax	2,497	—	—		2,497

Net income (loss)	6,291	4,381	(4,063)		6,609
Preferred stock dividend	(5,520)	—	—		(5,520)

Net income (loss) available to common stockholders	$771	$4,381	$(4,063)		$1,089

Net income per common share — basic	$0.01				$0.01

Net income per common share — diluted	$0.01				$0.01

Weighted average shares — basic	78,614		1,778	L	80,392

Weighted average shares — diluted	79,637		1,778	L	81,415

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(in 000s, except per share amounts)

		Pro Forma Adjustments
					The Second	The Second
		Matria	Matria		Territory Business	Territory Business		Pro forma
	Inverness	Historical	Adjustments		Historical	Adjustments		Combined Company

Net product sales and services revenue	$1,645,600	$112,413	$—		$45,859	$—		$1,803,872
License and royalty revenue	25,826	—	—		—	—		25,826

Net revenue	1,671,426	112,413	—		45,859	—		1,829,698
Cost of net revenue	810,867	37,408	3,536	G	22,718	2,598	H, N	877,127

Gross profit	860,559	75,005	(3,536)		23,141	(2,598)		952,571

Operating expenses:
Research and development	111,828	—	—		378	—		112,206
Sales and marketing	386,284	15,936	14,268	A	1,067	14,577	H	432,132
General and administrative	298,595	70,440	(19,740)	A, E, G	4,269	—		353,564

Total operating expenses	796,707	86,376	(5,472)		5,714	14,577		897,902

Operating income (loss)	63,852	(11,371)	1,936		17,427	(17,175)		54,669
Interest and other income (expense), net	(103,356)	(20,772)	18,798	B, D	(385)	(1,113)	P	(106,828)

(Loss) income before income taxes	(39,504)	(32,143)	20,734		17,042	(18,288)		(52,159)
Income tax (benefit) provision	(16,686)	(10,033)	5,469	C	1,199	(1,635)	M	(21,686)
Equity earnings of unconsolidated entities, net of tax	1,050	—	—		—	—		1,050

Net (loss) income	(21,768)	(22,110)	15,265		15,843	(16,653)		(29,423)
Preferred stock dividend	(13,989)	—	(7,503)	F	—	—		(21,492)

Net (loss) income available to common stockholders	$(35,757)	$(22,110)	$7,762		$15,843	$(16,653)		$(50,915)

Net loss per common share — basic and diluted	$(0.46)							$(0.64)

Weighted average shares — basic and diluted	77,778					1,778	L	79,556

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2009
(in 000s)

		Completed Transaction
		The Second	The Second
	Inverness	Territory Business	Territory Business		Pro forma
	Historical	Historical	Adjustments		Combined Company
ASSETS

Current assets:
Cash and short term investments	$210,444	$—	$(80,000)	I	$130,444
Accounts receivable, net of allowances	273,541	3,577	—		277,118
Inventory, net	198,497	5,769	—		204,266
Deferred tax assets	104,177	—	—		104,177
Prepaid expenses and other current assets	71,325	14	—		71,339

Total current assets	857,984	9,360	(80,000)		787,344

Property, plant and equipment, net	287,126	1,051	—		288,177
Goodwill, trademarks and other intangible assets, net	4,626,840	—	187,557	H	4,814,397
Deferred financing costs, net, and other assets	114,645	—	—		114,645
Deferred tax assets	15,911	—	—		15,911

Total assets	$5,902,506	$10,411	$107,557		$6,020,474

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$18,521	$—	$—		$18,521
Current portion of capital lease obligations	502	—	—		502
Accounts payable	105,489	5,654	—		111,143
Accrued expenses and other current liabilities	219,338	1,515	—		220,853

Total current liabilities	343,850	7,169	—		351,019

Long-term liabilities:
Long-term debt	1,496,494	—	—		1,496,494
Capital lease obligations	515	—	—		515
Deferred tax liabilities	462,674	—	—		462,674
Other long-term liabilities	341,296	—	53,397	O	394,693

Total long-term liabilities	2,300,979	—	53,397		2,354,376

Stockholders’ equity:
Preferred stock	677,102	—	—		677,102
Common stock	79	—	2	K	81
Additional paid-in capital	3,034,677	3,242	54,158	J, K	3,092,077
Accumulated deficit	(387,299)	—	—		(387,299)
Accumulated other comprehensive income	(66,882)	—	—		(66,882)

Total stockholders’ equity	3,257,677	3,242	54,160		3,315,079

Total liabilities and stockholders’ equity	$5,902,506	$10,411	$107,557		$6,020,474

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
     The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 include the historical results of Inverness, the Second Territory Business, and our previous acquisition of Matria Healthcare, Inc. (“Matria”), as if these transactions had occurred on January 1, 2008.
     The accompanying unaudited pro forma condensed combined balance sheet assumes that the acquisition of the Second Territory Business occurred on March 31, 2009.
Acquisition of the Second Territory Business
     On April 30, 2009, we completed our acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the “Second Territory Business”). We acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006. The preliminary aggregate purchase price for the Second Territory Business will be approximately $190.8 million, which will consist of $133.4 million in cash and common stock with an aggregate fair value of $57.4 million.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (in thousands):

Current assets	$9,360
Property, plant and equipment	1,051
Goodwill	71,191
Intangible assets	116,366

Total assets acquired	197,968

Current liabilities	7,169

Total liabilities assumed	7,169

Net assets acquired	190,799
Less:
Fair value of common stock to be issued	57,402

Total cash consideration	133,397
Less: Initial cash payment at closing	(80,000)

Present value of the remaining cash consideration to be paid	$53,397
     Goodwill resulting from this acquisition is expected to be deductible for tax purposes depending on the tax jurisdiction.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Customer relationships	$103,384	10-20 years
Patents	3,918	10 years
Trademarks and trade names	9,064	10 years

Total intangible assets with finite lives	$116,366

Acquisition of Matria
     On May 9, 2008, we acquired Matria, a national provider of health improvement, disease management and high-risk pregnancy management programs and services. The preliminary aggregate purchase price was $834.6 million, which consisted of $141.3 million in cash, Series B convertible preferred stock with a fair value of approximately $657.9 million, $17.3 million of fair value associated with Matria employee stock options exchanged as part of the transaction and $18.0 million for direct acquisition costs. In addition, we assumed and immediately repaid debt totaling approximately $279.2 million.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (in thousands):

Current assets	$111,508
Property, plant and equipment	24,460
Goodwill	835,303
Intangible assets	325,385
Other non-current assets	27,090

Total assets acquired	1,323,746

Current liabilities	368,249
Non-current liabilities	120,945

Total liabilities assumed	489,194

Net assets acquired	834,552
Less:
Acquisition costs	17,956
Fair value of Series B convertible preferred stock issued (1,787,834 shares)	657,923
Fair value of stock options exchanged (1,490,655 options)	17,334

Cash consideration	$141,339

     We expect that none of the amount allocated to goodwill will be deductible for tax purposes.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life
Core technology	$31,000	3 years
Database	25,000	10 years
Trade names	1,185	5 months
Customer relationships	253,000	13 years
Non-compete agreements	15,200	0.75-3 years

Total intangible assets with finite lives	$325,385

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:
A.	Represents amortization expense of the estimated value assigned to customer relationships, core technology, non-compete agreements and trade names, as discussed in Note 1, acquired in connection with the acquisition of Matria. The preliminary fair values of acquired intangible assets in connection with the acquisition of Matria and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$835,303	Indefinite
Customer relationships	253,000	13 years
Core technology	31,000	3 years
Database	25,000	10 years
Trade names	1,185	5 months
Non-compete agreements	15,200	0.75-3 years

Total intangibles	$1,160,688

B.	Reflects the reversal of interest expense incurred by Matria related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Matria.

C.	Reflects the adjustment of the historical tax provision of Matria as a result of pro forma pretax losses incurred.

D.	Represents interest expense incurred on additional borrowings of $142.0 million under the existing credit facility used to finance a portion of the Matria acquisition.

E.	Represents the reversal of expenses incurred to consummate the Matria acquisition.

F.	Represents 3% dividend on the Series B Convertible Preferred Stock issued in connection with the Matria acquisition.

G.	Reflects reclassification of expenses between operating expenses and cost of goods sold to create consistency in reporting with Inverness reported results.

H.	Represents amortization expense of the estimated value assigned to customer relationships, patents, trade names and trademarks as discussed in Note 1, acquired in connection with the acquisition of the Second Territory Business. The preliminary fair values of acquired intangible assets in connection with the acquisition of the Second Territory Business and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$71,191	Indefinite
Customer relationships	103,384	10-20 years
Patents	3,918	10 years
Trademarks and trade names	9,064	10 years

Total intangibles	$187,557

I.	Represents estimated cash consideration paid to ACON shareholders at closing in connection with the acquisition of the Second Territory Business.

J.	Reflects the reversal of historical equity accounts of ACON.

K.	Reflects estimated value of Inverness common stock issued to ACON shareholders in connection with the acquisition of the Second Territory Business.

L.	Represents the adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the consideration to acquire the Second Territory Business, as if such transaction occurred on January 1, 2008.

M.	Reflects the adjustment of the tax provision of the Second Territory Business as a result of pro forma combined results.

N.	Represents estimated cost increase for products supplied under a transitional manufacturing agreement with ACON.

O.	Represents the present value of the remaining cash consideration to be paid.

P.	Represents imputed interest expense related to the remaining cash consideration to be paid.
NOTE 3 — PRO FORMA NET INCOME/(LOSS) PER COMMON SHARE
     For the year ended December 31, 2008 and the three months ended March 31, 2009, the unaudited pro forma combined company basic and diluted net income/(loss) per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares expected to be issued in connection with the respective acquisitions, as if such transactions had occurred on January 1, 2008. Common stock equivalents resulting from the assumed exercise of Inverness’ stock options and warrants and the conversion of convertible debt and preferred stock are not included in the pro forma combined company diluted net income(loss) per common share calculation for the year ended December 31, 2008 and the three months ended March 31, 2009 because inclusion thereof would be antidilutive.